Exhibit 10.3

FIRST AMENDMENT TO

PENNSYLVANIA MINE COMPLEX OPERATING AGREEMENT

THIS FIRST AMENDMENT TO PENNSYLVANIA MINE COMPLEX OPERATING AGREEMENT (this “Amendment”) is made as of this 30th day of September, 2016 (the “Execution Date”), by and among CONSOL PENNSYLVANIA COAL COMPANY LLC, a Delaware limited liability company (“CPCC”), CONRHEIN COAL COMPANY, a Pennsylvania general partnership (“Conrhein,” and together with CPCC, the “CONSOL Parties”), CNX THERMAL HOLDINGS LLC, a Delaware limited liability company (“Operator”). CONSOL Parties and Operator may be referred to herein separately as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, the CONSOL Parties and Operator own undivided interests in those certain coal mines in Greene and Washington Counties, Pennsylvania and Marshall County, West Virginia, commonly known as the Bailey Mine, the Enlow Fork Mine, the Harvey Mine, and the related preparation plant commonly known as the Bailey preparation plant (the “Pennsylvania Mine Complex”); and

WHEREAS, CONSOL Parties and Operator are party to that certain Pennsylvania Mine Complex Operating Agreement, dated as of July 7, 2015( the “Operating Agreement”) pursuant to which the Owning Parties (as hereinafter defined) designated Operator as the operator of the Assets (as hereinafter defined) and in connection therewith engaged Operator as an independent contractor to provide, directly or indirectly, certain services with respect to the operation of the Assets, subject to and upon the terms and conditions as further described in the Operating Agreement.

WHEREAS, the CONSOL Parties and Operator desire to amend the Operating Agreement to revise the Operational Services (as defined in the Operating Agreement;

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual agreements, covenants, and conditions herein contained, the CONSOL Parties and Operator hereby agree as follows:

ARTICLE 1

AMENDMENT

1.1 Amendment of Section 3.1. Each of the following new Section 3.1(e), Section 3.1(f), Section 3.1(g), Section 3.1(h), Section 3.1(i) and Section 3.1(j) are hereby added to the Operating Agreement following Section 3.1(d) of the Operating Agreement:

(e) HSE. Operator shall conduct all health, environmental, safety and security services, including Mine Safety and Health Administration reporting.

(f) Land Services. Operator shall conduct all services related to the acquisition, divestiture, management and administration of the real property interests underlying the Pennsylvania Mine Complex.

(g) Permit. Operator shall acquire, manage and administer all permits necessary for the operation of the Pennsylvania Mine Complex in material compliance with such permits.

(h) Contract Administration and Marketing Services. Operator shall conduct all services necessary to (i) market the production from the Pennsylvania Mine Complex, including administration of the Contract Agency Agreement, invoicing and receipt of consideration from purchasers and (ii) negotiate, manage and administer the contracts necessary for the operation of the Pennsylvania Mine Complex.

(i) Logistics. Operator shall conduct all logistics relating to operation of the Pennsylvania Mine Complex, including (i) distribution services, including shipment tracking, daily assessment and communication of operations activities, shipment scheduling, distribution data maintenance, monitoring shipment sampling, analysis and premium/penalty calculations, management and forecasting inventory and production levels, maintaining sales and contract orders, maintaining and updating biweekly COPA reports, coordinating between CESC departments, operations and carriers and (ii) transportation services, including procuring transportation rates, procuring terminal throughput rates, negotiating transportation rates, providing market analysis, calculating fuel surcharges, and submitting refunds.

(j) Reporting. Operator shall prepare, or cause to be prepared, such daily reports typically prepared by an operator of a mining complex similar to the Pennsylvania Mine Complex that are prepared in the ordinary course of business and monthly per ton reports and annual reserve reports.

ARTICLE 2

MISCELLANEOUS

2.1 Definitions. For purposes hereof, the capitalized terms used herein and not otherwise defined have the meanings set forth in the Operating Agreement.

2.2 Amendment Compliance. The Parties acknowledge that this Amendment complies with the requirements to amend the Operating Agreement, as stated in Section 9.7 of the Operating Agreement.

2.3 References. All references to the Operating Agreement in any document, instrument or agreement shall hereafter be deemed to refer to the Operating Agreement as amended hereby.

2.4 Counterparts. This Amendment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by electronic mail shall be deemed an original signature hereto.

2.5 Ratification. The Operating Agreement, as amended herein, is ratified and confirmed.

2.6 Miscellaneous. Section 1.2 of the Operating Agreement and Section 9.8 of the Operating Agreement are incorporated herein by this reference as if set out fully herein and shall apply in all respects to this Amendment, mutatis mutandis.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment to be effective as of the Execution Date.

CPCC:

CONSOL PENNSYLVANIA COAL COMPANY LLC

By:	/s/ Stephen W. Johnson
Name: Stephen W. Johnson
Title: Vice President and Secretary

CONRHEIN:

CONRHEIN COAL COMPANY

By:	/s/ Stephen W. Johnson
Name: Stephen W. Johnson
Title: Vice President

OPERATOR:

CNX THERMAL HOLDINGS LLC

By:	/s/ Lorraine L. Ritter
Name:	Lorraine L. Ritter
Title:	Chief Financial Officer and Chief Accounting Officer

Signature Page to First Amendment to

Pennsylvania Mine Complex Operating Agreement